                             EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-58912 of Home Federal Bancorp on Form S-8 of our report dated July 11, 2007, appearing in this Annual Report on Form 11-K of Home Federal Bancorp Employees’ Savings and Profit Sharing Plan and Trust for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
Cincinnati, OH
July 13, 2007